UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2008

MOBILE NATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an OffBalance Sheet Arrangement of a Registrant

On July 11, 2008, Mobile Nation, Inc., a Nevada corporation (“Company”), entered into a Revolving Promissory Note (the “Note”) with Mongsource USA LLC, an Arizona Limited Liability Company (“Mongsource USA”), the majority stockholder of the Company.  Mongsource USA currently owns 97% of the Company's outstanding capital stock and voting securities. Under the terms of the Note, Mongsouce USA agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $500,000 during the specified commitment period ending on June 30, 2009 (the "Expiration Date"). The Note accrues interest at a rate of ten percent (10%) per annum, compounded annually.  All advances made under the Note and all accrued and unpaid interest thereon will become due and payable on the Expiration Date.  The Note includes customary default provisions and provides that all obligations under the Note will accelerate and become immediately due and payable upon the occurrence of an event of default, including default in payment, breach by the Company of any material provisions, or the commencement and continuation of a bankruptcy proceeding.  The Note provides that upon the occurrence of an event of default Mongsource USA will hold a first credit position on the entire amount owed on the Note, and the entire unpaid principal balance on the Note will bear interest at a rate of ten percent (10%) per annum or the legal rate of interest, whichever is lower.  The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note. A copy of the Note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 20, 2008, the Company entered into a Share Purchase Agreement with Mongsource USA, LLC (“Mongsource USA”), under which Mongsource USA agreed to purchase, and the Company agreed to sell, an aggregate of 19,426,500 shares of common stock of Mobile Nation, Inc for a purchase price of $200,000, or $0.0103 per share. The Closing occurred on July 8, 2008.  At the Closing, pursuant to the terms of the Purchase Agreement, Mongsource USA acquired the Common Shares.  Mongsource USA used its working capital to make the acquisition.

Except for the Purchase Agreement and the transactions contemplated by that agreement, and except as other described herein, neither the Company, nor its directors and officers, had any material relationship with Mongsource USA or its directors and officers.

The authorized capital stock of the Company consists solely of (i) 20,000,000 shares of Common Stock, and (ii) 10,000 shares of preferred stock, par value $40.00 per share. As of July 7, 2008, there were 573,500 shares of the Company’s Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.  Immediately following the Closing, there were 20,000,000 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Immediately following the Closing, Mongsource USA owned an aggregate of 19,426,500 shares of the Company’s Common Stock out of the total of 20,000,000 shares of Common Stock issued and outstanding at the Closing, or approximately 97% of the Company’s issued and outstanding shares.

In accordance with the provisions of the Purchase Agreement, effective as of the Closing, the existing directors of the Company resigned and the following directors were appointed:

Name	Age	Position
Philip Liu	44	Director designated by Mongsource USA
Larry Kohler	62	Director designated by Mongsource USA
Eric Stoppenhagen	34	Director designated by Mongsource USA

The Purchase Agreement provided that, on the closing date, the current directors and officers of the Company would resign and the Company would appoint a new Board of Directors, effective as of the closing date, as directed by Mongsource USA prior to the closing date. Mongsource USA appointed Philip Liu, Larry Kohler, and Eric Stoppenhagen to the Board of Directors. Mr. Liu, Mr. Kohler and Mr. Stoppenhagn had consented to serve in such capacities.  The directors of the Company prior to the Closing approved the Purchase Agreement and the transactions contemplated thereunder.

On May 20, 2008, in its Current Report on Form 8-K, the Company reported the execution of the Purchase Agreement and included a copy of the Purchase Agreement therein as Exhibit 10.1.  That Current Report is hereby incorporated by reference.  Additionally, on June 23, 2008, the Company filed an Information Statement on Schedule 14f-1 reporting the proposed transaction and the pending change of control of the Company at the Closing.

The issuance of the Common Shares to Mongsource USA was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.  The Company made this determination based on the representations of Mongsource USA which included, in pertinent part, that Mongsource USA was “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that Mongsource USA was acquiring the Common Shares for investment purposes for its own accounts and not as nominee or agent, and not with a view to the resale or distribution thereof, and that Mongsource USA understood that the Common Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Effective as of the Closing, the existing directors of the Company resigned and the following directors were appointed:

Name	Age	Position
Philip Liu	44	Director designated by Mongsource USA
Larry Kohler	62	Director designated by Mongsource USA
Eric Stoppenhagen	34	Director designated by Mongsource USA

PHILIP LIU, the Managing Director of MongSource USA LLC., has 24 years of experience in international trade, business development, investment banking financial services, as well as entrepreneurial ventures.  He has worked both in China and in the United States and was responsible for leading a number of entrepreneurial ventures, including two medical device distribution ventures in China. Mr. Liu is currently the managing director of Timeway International Ltd, a Hong Kong company, which he founded in 2005 and began focusing on medical device distribution.  Through Mr. Liu, Timeway International Ltd. also provides investment banking advisory services to BOT Capital, Okay Airways, Rothschild China, Sunray Group, iKang Group and Arrail Dental.  Mr. Liu is also a director of MyOEM Inc., which he co-founded in 2000. From 1994 to 2001, Mr. Liu was the Asia Business Venture Partner of the Phoenix, Arizona based investment-banking firm, Yee, Desmond, Schroeder & Allan Inc.  From 1988 to 1989, Mr. Liu worked as project manager in China Kanghua Development Corp., one of the Chinese State Council direct controlled investment firms in Beijing, China.  He served on the negotiation team with multinational investment banking firms in a $1.3 billion industrial joint venture project.  From 1987 to 1988, Mr. Liu worked as a project manager in China Ningbo Import & Export Corp. in the Ningbo Economic Development Zone. From 1984 to 1986, Mr. Liu worked as a research fellow at the Economic Research Institute of Wuhan Iron & Steel Group under the Ministry of Metallurgical Industry of China.

To the Company’s knowledge, Mr. Liu and his affiliates (including Mongsouce USA, Inc.) currently beneficially own no shares of common stock of the Company.  Mr. Liu does not own any other equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC other than with respect to the transactions that have been described herein. To the Company’s knowledge, Mr. Liu is not currently a director of, nor does he hold any position with, the Company, nor does he have a familial relationship with any director or executive officer of the Company.

LAWRENCE KOHLER is currently the managing director of Global Capital Management, LLC.  Prior to this, Mr. Kohler held vice president positions with E.F. Hutton, Kidder Peabody and Smith Barney. In 1994, Mr. Kohler founded Capital West Investment Group, a NASD member broker dealer. Mr. Kohler holds a business degree from Mercyhurst College.

To the Company’s knowledge, Mr. Kohler and his affiliates currently own beneficially no shares of common stock of the Company.  .  Mr. Kohler does not own any other equity securities or rights to acquire any securities of the Company, and no such person has been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission other than with respect to the transactions that have been described herein. To the Company’s knowledge, Mr. Kohler is not currently a director of, nor does he hold any position with, the Company, nor does he have a familial relationship with any director or executive officer of the Company.

ERIC STOPPENHAGEN, though his consulting company, Venor, Inc., focuses on financial management of small to medium businesses desiring to go public or that are public. He provides temporary CFO services helping with transaction advisory, security filings, and corporate governance requirements. Mr. Stoppenhagen has more than 10 years of financial experience, having served in an executive capacity for several public and private companies; including President of Mobile Nation, Inc., President of Landbank Group, Inc., CFO of GHG Trading Platforms, Inc., Managing Director of Lehman Capital Partners and Chief Financial Officer of Jardinier Corporation. Mr. Stoppenhagen is a Certified Public Accountant. He holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

None of the newly appointed directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

On July 10, 2008, the Board of Directors appointed Philip Liu as Chairman of the Board.  On July 10, 2008, the Board of Directors appointed Lawrence Kohler and Philip Liu to the Audit Committee. Mr. Kohler was appointed Chairman of the Audit Committee.  Until further determination by the Board, the full Board of Directors will undertake the duties of the Compensation Committee and Nominating Committee of the Board of Directors.

Effective July 8, 2008, all of the officers of the Company resigned. The Board of Directors appointed Philip Liu Chief Executive Officer and President, Eric Stoppenhagen Chief Financial Officer and Treasurer, and Laurence Kohler Secretary of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Revolving Promissory Note dated July 11, 2008 by and among Mobile Nation, Inc. and Mongsource USA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mobile Nation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 MOBILE NATION, INC.

Date:  July 14, 2008                                                                By:         /s/ Eric Stoppenhagen
Eric Stoppenhagen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Revolving Promissory Note dated July 11, 2008 by and among Mobile Nation, Inc. and Mongsource USA LLC.